UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2019

Alder BioPharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36431	90-0134860
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

11804 North Creek Parkway South

Bothell, Washington 98011

(Address of principal executive offices, including Zip Code)

(425) 205-2900

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALDR	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INTRODUCTORY NOTE

As previously reported in the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 16, 2019, Alder BioPharmaceuticals, Inc., a Delaware corporation (“Alder”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with H. Lundbeck A/S, a Danish aktieselskab (“Lundbeck”), Lundbeck LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of Lundbeck (“Payor”), and Violet Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of Payor (“Purchaser”).

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Purchaser commenced a tender offer (the “Offer”) on September 23, 2019, to acquire all of the outstanding shares of common stock of Alder, $0.0001 par value per share (the “Shares”), at an offer price of (i) $18.00 per Share, net to the seller in cash (the “Closing Amount”), without interest, plus (ii) one (1) contingent value right per Share (a “CVR”), which represents the right, under the Contingent Value Rights Agreement, dated October 21, 2019, among Lundbeck, Payor, Computershare Trust Company, N.A. and Computershare Inc. (the “CVR Agreement”), to receive $2.00 per CVR (the “Milestone Payment”), net to the seller in cash, without interest, at the time provided in the CVR Agreement (the Closing Amount plus one CVR collectively, the “Offer Price”), and in each case subject to any withholding of taxes.

The Offer expired as scheduled at one minute after 11:59 p.m., Eastern Time, on October 21, 2019, and was not extended. Computershare Trust Company, N.A. and Computershare Inc., collectively in their capacity as the depositary for the Offer, have advised that, as of the expiration of the Offer, 53,991,109 Shares (excluding Shares with respect to which Notices of Guaranteed Delivery were delivered but which Shares were not yet received) had been validly tendered and not validly withdrawn pursuant to the Offer, representing approximately 63.8 percent of the sum of (A) the total number of Shares outstanding at the time of the expiration of the Offer, plus (B) the total number of Shares that Alder was required to issue upon conversion, settlement, exchange or exercise of all options, warrants, rights or securities for which the holder has, by the time of the expiration of the Offer, elected to convert, settle, exchange or exercise or for which the conversion, settlement, exchange or exercise date has already occurred by the time of the expiration of the Offer (but without duplication). In addition, Notices of Guaranteed Delivery had been delivered for 17,975,914 Shares, which Shares had not yet been received and represented approximately 21.2 percent of the sum of (A) the total number of Shares outstanding at the time of the expiration of the Offer, plus (B) the total number of Shares that Alder was required to issue upon conversion, settlement, exchange or exercise of all options, warrants, rights or securities for which the holder has, by the time of the expiration of the Offer, elected to convert, settle, exchange or exercise or for which the conversion, settlement, exchange or exercise date has already occurred by the time of the expiration of the Offer (but without duplication). The number of Shares (excluding Shares with respect to which Notices of Guaranteed Delivery were delivered but which Shares were not yet delivered) tendered satisfied the Minimum Condition (as defined in the Merger Agreement). As the Minimum Condition and each of the other conditions of the Offer have been satisfied (or waived), Purchaser has accepted for payment all Shares that were validly tendered and not validly withdrawn pursuant to the Offer.

Following the consummation of the Offer, the remaining conditions to the merger of Purchaser with and into Alder (the “Merger”) set forth in the Merger Agreement were satisfied, and on October 22, 2019, Lundbeck completed its acquisition of Alder by consummating the Merger, without a meeting of stockholders of Alder in accordance with Section 251(h) of the General Corporation Law of the State of Delaware, with Alder continuing as the surviving corporation (the “Surviving Corporation”). As a result of the Merger, Alder became a wholly owned subsidiary of Lundbeck.

Upon the acceptance by Purchaser of Shares tendered pursuant to the Offer (the “Offer Acceptance Time”), each share of Alder’s Class A-1 Convertible Preferred Stock outstanding immediately prior to the Offer Acceptance Time was canceled without any further action on the part of Alder or the holders thereof. In consideration for such cancellation, each holder of shares of Class A-1 Convertible Preferred Stock automatically received, for each Share issuable upon conversion of such shares of Class A-1 Convertible Preferred Stock that would have been issuable had such canceled shares of Class A-1 Convertible Preferred Stock been converted immediately prior to the Offer Acceptance Time, the same Offer Price receivable by holders of Shares promptly after the Offer Acceptance Time, subject to any withholding tax.

At the effective time of the Merger (the “Effective Time”), each Share outstanding immediately prior to the Effective Time (other than Shares held by Alder, Lundbeck, Purchaser or any subsidiary of Lundbeck, or by stockholders of Alder who perfected their statutory rights of appraisal under Delaware law) was converted into the right to receive the Offer Price subject to any withholding of taxes.

In addition, at the Effective Time, each compensatory option to purchase Shares (a “Company Option”) that was then outstanding and unexercised, whether or not vested and that had a per Share exercise price that was less than the Closing Amount (each, an “In the Money Option”), was canceled and converted into the right to receive both (i) a cash payment equal to (A) the excess, if any, of (x) the Closing Amount over (y) the exercise price payable per Share under such In the Money Option, multiplied by (B) the total number of Shares subject to such In the Money Option immediately prior to the Effective Time and (ii) one (1) CVR for each Share subject to such In the Money Option immediately prior to the Effective Time.

At the Effective Time, each Company Option other than an In the Money Option that was outstanding and unexercised, whether or not vested (each, an “Out of the Money Option”), was canceled and except as described below, converted into the right to receive a cash payment, if any, from Lundbeck with respect to each Share subject to the Out of the Money Option upon the Milestone Payment Date (as defined in the CVR Agreement) occurring pursuant to the CVR agreement or such date after achievement of the Milestone as may be required to ensure that such cash payment constitutes a short-term deferral under U.S. tax law, equal to the amount by which the sum of the Closing Amount and the amount per Share to be paid on the Milestone Payment Date exceeds the exercise price payable per Share under such Out of the Money Option. No payment will be payable with respect to Out of the Money Options if the Milestone (as defined in the CVR Agreement) is achieved after December 31, 2024, which is the expiration date under the CVR Agreement. Any Out of the Money Options with an exercise price payable per Share equal to or greater than $20.00 were canceled at the Effective Time without any consideration payable therefor.

At the Effective Time, each then outstanding time vesting restricted stock unit with respect to Shares (a “Company RSU”), whether or not vested, was canceled and the holder thereof was entitled to receive (i) a cash payment equal to the product of (A) the Closing Amount and (B) the number of Shares subject to such Company RSU and (ii) one (1) CVR for each Share subject to such Company RSU immediately prior to the Effective Time.

At the Effective Time, each then outstanding performance vesting restricted stock unit with respect to Shares (a “Company PSU”), whether or not vested, was canceled and the holder thereof was entitled to receive (i) a cash payment equal to the product of (A) the Closing Amount and (B) the number of Shares subject to such Company PSU immediately prior to the Effective Time (determined at the maximum level of performance) and (ii) one (1) CVR for each Share subject to such Company PSU immediately prior to the Effective Time (determined at the maximum level of performance).

The foregoing description of the Merger Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to Alder’s Current Report on Form 8-K, filed with the SEC on September 23, 2019, and incorporated herein by reference. All capitalized terms used herein and not otherwise defined have the meanings given to such terms in the Merger Agreement.

Item 1.01	Entry into a Material Definitive Agreement.

Second Supplemental Indenture

In connection with the consummation of the Merger, Alder, Lundbeck and U.S. Bank National Association (the “Trustee”), entered into a Second Supplemental Indenture (the “Second Supplemental Indenture”), dated as of October 22, 2019, which further supplements the Indenture (the “Base Indenture”), dated as of February 1, 2018, between Alder and the Trustee, as supplemented by the First Supplemental Indenture (the “First Supplemental Indenture” and, together with the Base Indenture and the Second Supplemental Indenture, the “Indenture”), dated as of February 1, 2018, between Alder and the Trustee, governing Alder’s 2.50% Convertible Senior Notes due 2025 (the “Convertible Notes”), of which $287.5 million aggregate principal amount was outstanding on July 30, 2019.

The Second Supplemental Indenture provides that, from and after the Effective Time, the right to convert each $1,000 principal amount of the Convertible Notes based on a number of Shares equal to the Conversion Rate (as defined in the Indenture) in effect immediately prior to the Merger will be changed into a right to convert such principal amount of Convertible Notes into (i) prior to the earlier of the occurrence of the Milestone and December 31, 2024, $18.00 in cash and one (1) CVR, (ii) after the occurrence of the Milestone on or prior to December 31, 2024, $18.00 in cash and one Milestone Payment (as defined in the CVR Agreement) in cash and (iii) after December 31, 2024 if the Milestone has not occurred on or prior to such date, $18.00 in cash.

The Second Supplemental Indenture also provides that Alder irrevocably elects to eliminate Cash Settlement and Combination Settlement (each as defined in the Indenture) and that its Conversion Obligations (as defined in the Indenture) will be satisfied solely by Physical Settlement (as defined in the Indenture).

The foregoing descriptions of the Indenture do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Base Indenture and the First Supplemental Indenture, which are included as Exhibits 4.1 and 4.2, respectively, of Alder’s Current Report on Form 8-K filed on February 1, 2018, and incorporated into this Item 1.01 by reference, and the full text of the Second Supplemental Indenture, which is included as Exhibit 4.3 hereto and incorporated into this Item 1.01 by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosures under the Introductory Note and Item 3.01 are incorporated herein by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The disclosures under the Introductory Note, Item 1.01 and Item 8.01 are incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The disclosures under the Introductory Note are incorporated herein by reference.

On October 22, 2019, Alder (i) notified the Nasdaq Stock Market LLC (“Nasdaq”) of the consummation of the Merger and (ii) requested that Nasdaq (A) halt trading in the Shares for October 22, 2019, and suspend trading of the Shares effective before the opening of trading on October 23, 2019, and (B) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the Shares will no longer be listed on Nasdaq. Alder intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the suspension of Alder’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosures under the Introductory Note, Item 2.04, Item 3.01 and Item 5.03 are incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

The disclosures under the Introductory Note and Item 3.01 are incorporated herein by reference.

As a result of the consummation of the Offer and the Merger, there was a change in control of Alder, and Lundbeck, as the ultimate parent of Purchaser, acquired control of Alder. To the knowledge of Alder, there are no arrangements that may at a subsequent date result in a further change in control of Alder.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, as of the Effective Time, Bob Azelby, Paul Carter, Paul Cleveland, Jeremy Green, Bruce Montgomery, Heather Preston, Clay Siegall and Wendy Yarno each resigned and ceased to be directors of Alder and members of any committee of Alder’s Board of Directors. These resignations were not a result of any disagreement between Alder and the directors on any matter relating to Alder’s operations, policies or practices.

Pursuant to the Merger Agreement, as of the Effective Time, the directors and officers of Purchaser immediately prior to the Effective Time became the directors and officers of the Surviving Corporation. The director of Purchaser immediately prior to the Effective Time was Peter Anastasiou. The officers of Purchaser immediately prior to the Effective Time were Peter Anastasiou, President; Thomas D. Forrester, Secretary; Julie A. Hakim, Treasurer; and Colleen Hickey, Assistant Secretary. Information regarding the new director and executive officers has been previously disclosed in Schedule I of the Offer to Purchase to the Tender Offer Statement on Schedule TO filed by Lundbeck, Payor and Purchaser with the SEC on September 23, 2019, as subsequently amended, which is incorporated herein by reference. In addition, as of the Effective Time, the board of the Surviving Corporation re-elected Erin Lavelle as Chief Operating Officer; Randal Hassler as Executive Vice President; Nadia Dac as Chief Commercial Officer; and Paul Streck, M.D., as Chief Medical Officer. Information regarding these re-elected executive officers has been previously disclosed in Alder’s proxy statement for its annual meeting held on May 23, 2019 on Schedule 14A filed by Alder with the SEC on April 30, 2019, which is incorporated herein by reference.

In connection with Alder’s entry into the Merger Agreement and the transactions contemplated thereby, Alder entered into a letter agreement with Mr. Robert Azelby on October 21, 2019 (the “Azelby Letter”). The Azelby Letter provides that in the event that Mr. Azelby incurs an excise tax under Section 4999 of the Internal Revenue Code, in respect of payments and benefits made or provided to him in connection with a change in control of Alder, Alder will provide Mr. Azelby with an additional payment to the extent necessary to put him in the same after-tax position as he would have been in had he not incurred such an excise tax. The above description is a summary of the terms of the Azelby Letter and is subject to and qualified in its entirety by the terms of the Azelby Letter, which is attached as Exhibit 10.1 to this report.

The board of directors also approved an amendment and restatement of the Executive Severance Benefit Plan, effective October 18, 2019 (the “Executive Severance Plan”). As amended and restated, the Executive Severance Plan now provides for payment upon a qualifying termination equal to 1.5 times base salary and 1.5 times target bonus for participants at the level of executive vice president and above; and a payment equal to nine (9) months of base salary and target bonus plus an additional one (1) month per year of service for senior vice presidents and vice presidents (up to a maximum of twelve (12) months). The amendment does not affect the severance entitlements of Alder’s Chief Executive Officer. The above description is a summary of the terms of the amended and restated Executive Severance Plan and is subject to and qualified in its entirety by the terms of the amended and restated Executive Severance Plan, which is attached as Exhibit 10.2 to this report.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

Pursuant to the terms of the Merger Agreement, as of the Effective Time, Alder’s certificate of incorporation, as in effect immediately prior to the Effective Time, was amended and restated in its entirety (the “Amended and Restated Certificate of Incorporation”). In addition, pursuant to the terms of the Merger Agreement, at the Effective Time, Alder’s by-laws, as in effect immediately prior to the Effective Time, were amended and restated in their entirety (the “Amended and Restated By-Laws”).

Copies of the Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 8.01	Other Events.

The description contained under the Introductory Note above and in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in its entirety into this Item 8.01.

The consummation of the Merger constitutes a Common Stock Change Event, a Fundamental Change and a Make-Whole Fundamental Change under the Indenture (each, as defined in the Indenture), and the effective date of such Fundamental Change and such Make-Whole Fundamental Change is October 22, 2019. Accordingly, following the Merger, and in each case subject to the terms of the Indenture, each holder of the Convertible Notes has the right to (i) convert each $1,000 principal amount of Convertible Notes based on a number of Shares equal to the Conversion Rate into (a) prior to the earlier of the occurrence of the Milestone and December 31, 2024, $18.00 in cash and one (1) CVR, (b) after the occurrence of the Milestone on or prior to December 31, 2024, $18.00 in cash and one Milestone Payment in cash and (c) after December 31, 2024 if the Milestone has not occurred on or prior to such date, $18.00 in cash or (ii) require Alder to repurchase for cash all of such holder’s Convertible Notes, or any portion thereof that is equal to $1,000 or an integral multiple of $1,000 in excess thereof, at a repurchase price equal to 100% of the principal amount of such Convertible Notes plus accrued and unpaid interest thereon to, but excluding, the repurchase date designated by Alder (the “Fundamental Change Repurchase Date”) in a notice to the holders of the Convertible Notes and the Trustee (the “Fundamental Change Company Notice”), which Fundamental Change Repurchase Date will be not less than 20 or more than 35 Business Days (as defined in the Indenture) following the date of delivery of the Fundamental Change Company Notice. In accordance with the Indenture, Alder will provide the Fundamental Change Company Notice on or before the 20th calendar day after the occurrence of the Merger.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1

Agreement and Plan of Merger, dated September 16, 2019, by and among Alder BioPharmaceuticals, Inc., H. Lundbeck A/S, Lundbeck LLC and Violet Acquisition Corp. (incorporated by reference to Exhibit 2.1 to Alder’s Current Report on Form 8-K filed with the SEC on September 16, 2019).*

3.1	Amended and Restated Certificate of Incorporation of Alder BioPharmaceuticals, Inc., dated October 22, 2019.

3.2	Amended and Restated By-Laws of Alder BioPharmaceuticals, Inc., dated October 22, 2019.

4.1

Base Indenture, dated February 1, 2018, between Alder BioPharmaceuticals, Inc. and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to Alder’s Current Report on Form 8-K filed with the SEC on February 1, 2018).

4.2

First Supplemental Indenture, dated February 1, 2018, between Alder BioPharmaceuticals, Inc. and U.S. Bank National Association, as Trustee (including the form of 2.50% convertible senior notes due 2025) (incorporated by reference to Exhibit 4.2 to Alder’s Current Report on Form 8-K filed with the SEC on February 1, 2018).

4.3	Second Supplemental Indenture, dated October 22, 2019, among Alder BioPharmaceuticals, Inc., Lundbeck LLC, and U.S. Bank National Association.

10.1	Letter Agreement, dated October 21, 2019, between Robert W. Azelby and Alder BioPharmaceuticals, Inc.

10.2	Alder BioPharmaceuticals, Inc. Executive Severance Benefit Plan, effective October 18, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alder BioPharmaceuticals, Inc.

By:	/s/ Peter Anastasiou
Name:	Peter Anastasiou
Title:	President

Dated: October 22, 2019